Exhibit 10.3

Execution Version

voting TRUST AGREEMENT

This VOTING TRUST AGREEMENT (together with all schedules, exhibits and annexes hereto, this “Agreement”), dated as of January 27, 2021 (the “Effective Date”), between Teligent, Inc. a Delaware corporation (the “Company”), [MANAGER] (“Manager”), on behalf of the funds or accounts managed or sub-advised by them, severally and not jointly, as set forth on Annex A hereto (the “Accounts” and, collectively with Manager, “Holder”), and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in Annex B hereto.

WHEREAS, the Company and Holder have entered into that certain Exchange Agreement (the “Exchange Agreement”), pursuant to which Holder exchanged certain debt issued by the Company and held by Holder for Shares (the “Exchange”), upon the terms and conditions set forth in the Exchange Agreement;

WHEREAS, in connection with, and as a condition to, the Exchange Agreement, the Company and Holder agreed to establish a voting trust to hold all Shares issuable to Holder in connection with the closing of the Exchange in excess of the Ownership Threshold (the “Initial Trust Shares”) as well as Excess Shares subsequently acquired or owned by Holder, as set forth on Annex A hereto;

WHEREAS, the Voting Trust created by this Agreement (the “Voting Trust”) is being formed to hold the Trust Shares and for the Trustee to vote such Trust Shares strictly in accordance with the terms hereof;

WHEREAS, the Company (with Holder’s consent) irrevocably instructed the Transfer Agent to deliver the Initial Trust Shares to the Voting Trust, as set forth in the Transfer Agent Instruction Letter; and

WHEREAS, Holder desires to have the Trustee accept the Trust Shares, and irrevocably instructs the Trustee to, upon receipt of a Vote Notification, grant a proxy to vote the Trust Shares in accordance with this Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	Declaration of Trust.

a.            Purpose of the Voting Trust. The purpose of the Voting Trust is to hold the Trust Shares and to set forth the manner in which the Trustee shall vote the Trust Shares

b.            Issuance of Trust Shares. On or prior to the Effective Date, the Company (with Holder’s consent) shall direct the Transfer Agent to deliver to the Trustee the Initial Trust Shares, as set forth in the Transfer Agent Instruction Letter. Within thirty (30) calendar days of a change in capitalization or ownership (however occurring) which results in Holder owning Shares in excess of the Buffer Threshold, Holder agrees to transfer to the Trustee all Shares which constitute Excess Shares. The Trustee shall hold a book-entry position on the records of the Transfer Agent with respect to all Trust Shares (as adjusted pursuant to the terms of this Agreement). The Trustee is hereby fully authorized and empowered to receive the allocation of the Trust Shares from the Transfer Agent, and upon such issuance, such Trust Shares shall become assets of the Voting Trust. The Company’s stock ledger shall reflect that the Trust Shares are issued pursuant to this Agreement.

c.            Acceptance by Trustee. The Trustee hereby accepts (a) the trust created by this Agreement, (b) the appointment to serve as trustee hereunder and (c) the transfer of all Trust Shares to be held as the assets of the Voting Trust. The Trustee agrees to hold the Trust Shares, to perform any act in respect of the Trust Shares and to release the Trust Shares only in accordance with the terms of this Agreement, and shall not have the power or authority to engage in any other activity or perform any act except in pursuit of the foregoing purpose and any activity that is necessary or incidental to the foregoing purpose.

d.            Evidence of Beneficial Interest. Holder shall be the beneficiary of the Voting Trust. Ownership of a beneficial interest in the Voting Trust shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as evidenced by this Agreement and maintained on the books and records of the Voting Trust by the Trustee.

e.            No Legal Title to Trust Shares in Holder. The Holder shall not have legal title to any part of the Trust Shares and shall not be entitled to transfer or convey any interest in (including, without limitation, any encumbrance on) the Trust Shares except as provided in Section 4. No creditor of the Holder shall be able to obtain legal title to or exercise legal or equitable remedies with respect to the Trust Shares. No transfer, by operation of law or otherwise, of any right, title and interest of Holder in its undivided beneficial interest in the Trust Shares or hereunder shall operate to terminate this Agreement or the Voting Trust created in this Agreement except as provided in Section 8 of this Agreement.

f.            Nature of Voting Trust. The Voting Trust is intended to be a common law trust and is not intended to be and shall not be deemed to be, and shall not be treated as, a Delaware statutory trust, a general partnership, limited partnership, joint venture, corporation, joint stock company, association or any other type of business entity.

g.            Filing; Inspection. Copies of counterparts of this Agreement, signed by the Holder, and of every amendment or supplement hereto, shall be filed in the registered office of the Company in the State of Delaware or in the Company’s principal place of business where it shall be available for inspection by any stockholder of the Company or beneficiary under this Agreement daily during business hours.

2.	Trustee.

a.            Term of Service. The Trustee shall serve until the earlier of (a) the termination of the Voting Trust in accordance with Section 8 of this Agreement or (b) such Trustee’s resignation, removal or liquidation.

b.            T rust Continuance. The resignation, removal or liquidation of the Trustee shall not terminate the Voting Trust or revoke any existing agency created by the Trustee pursuant to this Agreement or invalidate any action theretofore taken by the Trustee, and each successor Trustee agrees that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all his, her or its heirs and legal and personal representatives, successors or assigns.

c.            Services. The Trustee shall be entitled to engage in such other activities as it reasonably deems appropriate that are not in conflict with this Agreement.

d.            Resignation. The Trustee may resign at any time upon thirty (30) days written notice to the Company; provided, that such resignation shall only become effective upon the appointment of a successor Trustee by the mutual agreement of the Company and the Holder that shall become fully vested with all of the rights, powers, duties and obligations of its predecessor, whereupon the predecessor Trustee shall be fully released from all responsibilities relating to the Voting Trust.

e.            Removal. The Trustee may be removed at any time, with or without cause, by mutual agreement of the Holder and the Company; provided, such removal shall not become effective until a successor Trustee has been appointed by the Company with the consent of the Holder. An individual or individuals and/or bank or trust company may be appointed by the Company as successor Trustee. If the Trustee resigns or is removed or otherwise ceases to serve as Trustee hereunder and the Company fails to select a successor a replacement Trustee reasonably acceptable to Holder within fifteen (15) days thereafter, Holder may appoint a successor Trustee in its reasonable discretion.

f.            Successor by Merger, etc. Any corporation or other entity into which Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which Trustee shall be a party, or any corporation or other entity to which substantially all the corporate trust business of Trustee may be transferred, shall be Trustee under this Agreement without further act by or on behalf of any of the parties to this Agreement.

g.            Compensation. Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed to on or before the date hereof pursuant to a separate agreement. To the extent that reasonable costs and expenses not contemplated by such fee agreement are incurred by Trustee in the administration of this Agreement which are not due to gross negligence or bad faith on Trustee’s part or otherwise subject to indemnification in connection with Sections 5 or 6, Trustee shall send written notice to the Company itemizing such costs or expenses and requesting reimbursement for such reasonable costs and expenses. The Company hereby agrees to reimburse Trustee for such reasonable costs and expenses. The obligations of the Company contained in this Section 2(g) shall survive the resignation or removal of Trustee and the termination of this Agreement.

3.	Voting Agreement; Proxy.

a.            Voting Agreement. During the term of this Agreement, and upon receipt of a Vote Notification, the Trustee agrees (with respect to all Trust Shares held by the Voting Trust) to vote (or cause to be voted) such Trust Shares at every annual, special or other meeting of the stockholders of the Company, and at any adjournment thereof, or pursuant to any consent in lieu of a meeting, or otherwise, pursuant to the instruction set forth in Section 3(d) (the “Voting Instruction”). The Trustee (i) shall have the right to waive notice of any meeting of stockholders of the Company in respect of all Trust Shares and (ii) may exercise any power or perform any act hereunder by an agent, proxy or attorney duly authorized and appointed by it.

b.            Proxy. Upon receipt of a Vote Notification, in furtherance of the voting agreement contained in Section 3(a), the Trustee shall, with respect to each Trust Share held by the Trust as of such date, deliver a proxy to the Company in the form attached hereto as Exhibit B (the “Proxy”), authorizing the persons named therein (with full power of substitution and re-substitution) to execute a written consent (or vote at a meeting) and to cause the Trust Shares to be present at a meeting of stockholders for quorum and voting purposes in accordance with the Voting Instruction with respect to such Trust Shares.

c.            Vote Notifications. The Company shall timely, and in no event less than ten (10) Business Days prior to the deadline for such vote, provide the Trustee with notification of any of the following (each a “Vote Notification”): (i) any matter subject to a vote of holders of Common Stock of the Company, at a meeting of the stockholders of the Company, or (ii) any matter subject to an action by written consent by holders of Common Stock of the Company. For the avoidance of doubt, Trustee shall have no obligation to deliver a consent for any Trust Shares if the Trustee has not, in a timely manner, received an applicable Vote Notification.

d.            Voting Instruction. Holder irrevocably and unconditionally directs the Trust, during the term hereof, to vote the Trust Shares (or give or deny consent in lieu thereof) in the same proportions as the Qualifying Shares (as more fully set forth in the form of Proxy). For the purposes of this Agreement, at any given time, the “Qualifying Shares” shall mean all Shares other than (a) the Trust Shares, (b) the Holder Shares and (c) the Shares held by the parties listed on Annex C hereto.

4.	Release of Trust Shares.

a.            Officer’s Certificate. At any time during the term of this Agreement, Holder may deliver an Officer’s Certificate to Trustee in the form attached as Exhibit A hereto (the “Certificate”). Holder shall simultaneously send a copy of the Certificate to the Company. As set forth in the Certificate, the Required Parties shall certify, as of the date indicated therein, (a) the amount of Holder Shares, (b) the Total Shares, (c) the Percentage Ownership; (d) the Requested Trust Shares; and (e) the Pro Forma Percentage Ownership. For the avoidance of doubt, in calculating the amounts for clauses (a), (b), (c), (d) and (e) to be contained in the Officer’s Certificate, Holder and each Required Party shall be entitled to rely upon, and shall be fully protected in (and not incur liability for) relying upon, (a) the Total Shares reported by the Company in its most recent publicly available filing with the SEC (unless the Holder has reason to believe such information is not current), and/or (b) the most recent weekly sales reported delivered to Holder pursuant to Section 6.2 of the Exchange Agreement, as applicable.

b.            Release Requirements. Provided that (i) Holder complies with the delivery and notification requirements set forth in Section 4(a), (ii) the Certificate complies with the form attached hereto (and the Pro Forma Percentage Ownership listed therein is less than or equal to the Ownership Threshold), and (iii) during the Notice Period, the Company does not provide to Holder a written objection to the release of the Requested Trust Shares (based on the Company’s good faith belief that the Holder’s calculations in the applicable Officer’s Certificate, including without limitation the Holder Shares or Ownership Percentage contained therein, are inaccurate or misleading), then, upon the expiration of the Notice Period, the Trust shall promptly release the Requested Trust Shares to the Holder in accordance with the Delivery Instructions attached to the Certificate.

c.            Transfer Agent. The Company shall use commercially reasonable efforts to cause the Transfer Agent to (i) effectuate the issuance of the Trust Shares to Holder pursuant to the Delivery Instructions promptly at the end of Notice Period, and (ii) promptly deliver via electronic mail a copy of the Direct Registration Statement reflecting the issuance to Holder’s counsel (Brett Lawrence (blawrence@Stroock.com) and Robert Levine (rlevine@stroock.com)). Holder may contact the following representatives of the Transfer Agent directly regarding these matters at the following contact information: Bryan Anderson (BAnderson@astfinancial.com) and Jana Nitti (Jnitti@astfinancial.com).

5.	Trustee Liability.

a.            Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement (including Sections 1 through 4 hereof). No implied covenants or obligations shall be read into this Agreement against Trustee. If this Agreement requires that Trustee receive a Vote Notification or other written notice prior to the taking of an action hereunder, under no circumstances shall Trustee take such action without first having received such Vote Notification or written notice. Trustee does not have any discretion hereunder and is acting in a purely ministerial capacity. Neither Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including common law fiduciary duties) or liabilities under this Agreement or with respect to Holder or any other person, which implied duties and liabilities are hereby eliminated. Trustee shall not be answerable or accountable to the Company, Holder or other stockholders or creditors of the Company under any circumstances except that Trustee shall be liable, in its individual capacity solely to the Company and Holder, (i) for Trustee’s own gross negligence, bad faith, willful misconduct or fraud, or (ii) for any taxes on or measured by the fees received by Trustee for acting hereunder or for services rendered in connection with the transactions contemplated hereby.

b.            In the absence of bad faith on its part, Trustee may conclusively rely upon any notices, instructions, directions, certificates or opinions furnished to Trustee and conforming to the requirements of this Agreement. Trustee may comply with any order or decree of any court of competent jurisdiction

c.            Trustee shall not be personally liable or accountable to any person or entity under any circumstances; provided, however, that Trustee may be liable, solely to Company and Holder, for Trustee’s own gross negligence, bad faith, willful misconduct or fraud; provided, further, that Trustee shall have no personal liability for any error or judgment made in good faith by any employee or agent of Trustee unless such person was grossly negligent.

d.            Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of this Agreement or any of, or filings with respect to, the securities of the Company. Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the other parties hereto, or for the form, character, genuineness, sufficiency, value or validity of any of the securities of the Company, and Trustee shall in no event assume or incur any liability, duty or obligation to the Company, Holder or other stockholders or creditors of the Company, other than as expressly provided for herein.

e.            Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions, notices or directions provided to it in a Vote Notification, if applicable, by Holder or the Company in accordance with and subject to this Agreement.

f.            No provision of this Agreement or any other document or instrument related hereto shall require Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder.

g.            Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of Holder or the Company, unless Holder has offered to Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by Trustee therein or thereby. The right of Trustee to perform any discretionary act enumerated in this Agreement (if any) shall not be construed as a duty, and Trustee shall not be personally liable or accountable for the performance of any such act except as specifically provided in Sections 1 through 5 herein.

h.            Trustee shall not be required to take any action hereunder or otherwise if Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of Trustee or is contrary to the terms hereof or is otherwise contrary to law.

i.            Whenever Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to Holder requesting instruction as to the course of action to be adopted, and, to the extent Trustee acts in good faith in accordance with any such instruction received, Trustee shall not be liable on account of such action to any person or entity. If Trustee shall not have received instructions within five (5) Business Days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may refrain from taking any action and Trustee shall have no liability to any person or entity for any such inaction.

j.            Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, instruction, direction, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document as long as Trustee has otherwise satisfied its obligations under this Agreement. Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

k.            Trustee shall not be personally liable for any losses due to forces beyond its reasonable control, including strikes, work stoppages, pandemics, epidemics, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and closures mandated by executive or other similar orders.

l.            Trustee shall not be personally liable for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

m.            Trustee shall have the discretion and right to select and employ legal counsel to assist it in the exercise and performance of its authority and obligations, and Trustee may rely upon the advice so obtained, and may pay to them reasonable compensation, which shall be promptly reimbursed by Holder. Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, unless the loss to Holder was primarily caused by the gross negligence, bad faith, willful misconduct or fraud of Trustee as determined in a final and non-appealable judgment by a court of competent jurisdiction.

6.            Indemnification. Holder and the Company shall, jointly and severally, at all times (i) defend, indemnify and hold harmless Trustee from and against any claim, damage, loss, liability, cost or expense of any kind or character whatsoever arising out of, from, or in connection with this Agreement or Trustee’s execution of or performance or inaction under this Agreement, except to the extent such claim, damage, loss, liability, cost or expense is found by a final non-appealable judgment of any court of competent jurisdiction to have resulted from the Trustee’s own gross negligence, bad faith, willful misconduct or fraud, and (ii) pay in advance all costs and expenses of any proceeding with respect to which Trustee shall be made a party thereto (including reasonable fees and expenses of counsel), subject to receipt of an undertaking by or on behalf of Trustee to repay such amounts if it shall ultimately be determined that the Trustee is not entitled to be indemnified under this Section 6; provided, however, that Holder shall not be liable for any losses or damage primarily caused by the Company (and vice versa). The indemnities and other rights set forth in this Section 6 shall be in addition to any other rights of Trustee hereunder or at common law or otherwise and shall survive the resignation or removal of the Trustee and the termination of this Agreement.

7.            Dividends and Distributions. All dividends or distributions declared and paid on the Trust Shares deposited hereunder shall be distributed to Holder upon receipt provided that any dividends or distributions of Shares issued with respect to the Trust Shares by reason of any capital reorganization, stock split, combination, stock dividend or the like shall be held by the Trustee as Trust Shares; provided, that Trustee or the Trust may retain so much of such payment or amounts as shall be required to pay or reimburse it for any properly invoiced and unpaid or unreimbursed fees or expenses to which it is entitled hereunder.

8.            Termination. The Trustee shall be discharged and the Voting Trust shall be terminated and dissolved, and this Agreement shall no longer continue to be in effect (except as to provisions that by their terms survive), on the earliest to occur of (a) mutual agreement of the Company and the Holder to terminate this Agreement and the Voting Trust, (b) the termination of the Stockholders’ Agreement in accordance with its terms, and (c) the date upon which all of the Trust Shares have been released to Holder pursuant to Section 4. Upon the occurrence of (a), (b) or (c) in the preceding sentence, this Agreement shall automatically terminate in its entirety.

9.            Miscellaneous.

a.            Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Any purported assignment in violation of the preceding sentence shall be void. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assignees of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

b.            Interpretation. The enumeration and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof. Unless context otherwise requires, whenever used in this Agreement the singular shall include the plural and the plural shall include the singular, and words importing the masculine gender shall include the feminine and the neuter, if appropriate, and vice versa, and words importing persons shall include partnerships, associations, corporations and other entities. The words herein, hereby and hereunder, and words with similar import, refer to this Agreement as a whole and not to any particular section or subsection hereof unless the context requires otherwise.

c.            Legal Matters. The Company, the Holder and the Trustee shall reasonably cooperate with each other to comply with any applicable securities and/or other regulatory requirements with respect to this Agreement.

d.            Irrevocability. Subject to the termination provisions hereunder, this Agreement and the Voting Trust created hereunder shall be irrevocable to the fullest extent permitted by law.

e.            Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

f.            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

g.            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

h.            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications to the parties hereto shall be sent to their respective addresses on their respective signature page.

i.            Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of all of the parties; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf only, without the consent of any other party. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

j.            Severability. In case any one (1) or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

k.            Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes any other written or oral agreement relating to the subject matter hereof existing between the parties.

l.            Dispute Resolution. Each of the parties hereto (i) hereby irrevocably and unconditionally submits to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, (iii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iv) agrees to accept service of process when directed to such party at such party’s notice address as set forth on the signature pages hereto in accordance with the provisions of Section 9(h). WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

m.            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

n.            Further Assurances. Subject to the other provisions of this Agreement, from and after the Effective Date, the parties hereto covenant and agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes of this Agreement, and to consummate the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement as of the date first written above.

HOLDER [MANAGER], on behalf of the Accounts listed on Annex A hereto.

By
Name: Title:

Notice Address:

Street Address:
City/State/Zip Code:
Fax:
Email:

[Signature Page to Voting Trust Agreement]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement as of the date first written above.

COMPANY TELIGENT, INC.

By
Name: Timothy B. Sawyer Title: President and Chief Executive Officer

Notice Address:

Street Address: 105 Lincoln Avenue, PO Box 687
City/State/Zip Code: Buena, New Jersey 08310
Attention: Philip K. Yachmetz, Chief Legal Officer
Email: pyachmetz@teligent.com

[Signature Page to Voting Trust Agreement]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement as of the date first written above.

TRUSTEE Wilmington Savings Fund Society, FSB

By
Name: Title:

Notice Address:

Street Address:
City/State/Zip Code:
Fax:
Email:

[Signature Page to Voting Trust Agreement]